
                                                     QFV                 QFV                 QFV                 QFV
     SEC Yield Calculation                          EQUITY             SMALL CAP           MANAGED               BOND
       DECEMBER 31, 1995                        VARIABLE ACCT A     VARIABLE ACCT A     VARIABLE ACCT A     VARIABLE ACCT A
                    (a-b)                             3,512.40            1,212.43           86,592.36           18,232.77
                      c                          356,476.19000       798,584.55500     3,255,170.55000       427,693.43000
                      d                               25.05000            19.91000            30.14000             9.99000
                    (c*d)                         8,929,728.56       15,899,818.49       98,110,840.38        4,272,657.37
                 (a-b) / (c*d)                         0.00039             0.00008             0.00066             0.00427
              [(a-b) / (c*d) +1]                       1.00039             1.00008             1.00088             1.00427
     [(a-b) / (c*d) +1] to the power of 6              1.00236             1.00046             1.00531             1.02588
 ([(a-b) / (c*d) + 1] to the power of 6) - 1           0.00236             0.00046             0.00531             0.02588
2*[([(a-b) / (c*d) + 1] to the power of 6 - 1]         0.00472             0.00092             0.01061             0.05176
----------------------------------------------   -------------       -------------     ---------------       -------------
                              Yield Percentage         0.47247%            0.09152%            1.06146%            5.17572%

LESS MORTALITY AND EXPENSE RISK                        1.25000%            1.25000%            1.25000%            1.25000%
                                                      -0.77753%           -1.15848%           -0.18854%            3.92572%


                                 31-December-95


   Money Market SEC Effective Yield                     MSF
---------------------------------------    -----------------------------
            Base Period Return                       0.0010110
                 BPR + 1                             1.0010110
                  365/7                             52.1428571
   (BPR + 1) to the power of (365/7)                 1.0541026
 (BPR + 1) to the power of (365/7) - 1               0.0541026
---------------------------------------    -----------------------------
                                                     5.4102610%

           Regular 7-day yield                       5.2716429%